UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 1, 2009

Date of Earliest Event Reported: August 4, 2009

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Boise Inc. is filing this amendment to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 5, 2009 (the “Prior Report”), to amend the description of the Securities Purchase Agreement (the “Agreement”) described in Item 1.01 as follows:

•	The second sentence of the third paragraph describing the purchase price for the Notes is deleted and replaced with the following language:

“The purchase price for the Notes will vary depending on the aggregate amount of Notes that Boise chooses to purchase. The purchase price ranges from between 87.50% to 52.50% of the principal amount of the Notes. If Boise chooses to purchase all of the Notes outstanding, the average purchase price will equal 70% of the aggregate principal amount of the Notes.”

•	The fifth paragraph is deleted and replaced with the following language:

“The above summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreement filed as Exhibit 99.3 to this Current Report on Form 8-K. Exhibit 99.3 is incorporated by reference into this Item 1.01.”

In addition, as permitted pursuant to the terms of the Notes and the terms and provisions of the Agreement, on September 1, 2009, the Affiliated Funds parties to the Agreement transferred their interests in and to the Notes to Cerberus Series Four Holdings, LLC, which, as required by the Agreement in connection with the transfer, has agreed to be bound by the terms and provisions of the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Item 9.01(d) of the Prior Report is amended by filing Exhibit 99.3 attached hereto:

Exhibit Number	Description

Exhibit 99.3	Securities Purchase Agreement dated August 4, 2009, with certain investment funds affiliated with Angelo, Gordon & Co., L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE INC.

By	/s/ Karen E. Gowland
Karen E. Gowland Vice President, General Counsel and Corporate Secretary

Date: September 1, 2009